                                                                     EXHIBIT 5.1

                    [ZIX CORPORATION LETTERHEAD APPEARS HERE]

                                 April 10, 2003



Zix Corporation
2711 N. Haskell Avenue
Suite 2850, LB 36
Dallas, Texas 75204-2911

Ladies and Gentlemen:

         I have acted as General Counsel to Zix Corporation, a Texas corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 650,000 shares (the "Shares") of the Company's common stock, par value $.01 per share. The Shares are additional shares issuable upon exercise of options ("Options") granted or to be granted under the Zix Corporation 2001 Stock Option Plan (the "2001 Plan"), referenced in the registration statement of the Company on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission on or about April 16, 2003.

         This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection with this opinion, I have examined such documents and records of the Company and such statutes, regulations and other instruments and certificates as I have deemed necessary or advisable for the purposes of this opinion. I have assumed that all signatures on all documents presented to me are genuine, that all documents submitted to me as originals are accurate and complete, and that all documents submitted to me as copies are true and correct copies of the originals thereof. I have also relied upon such other certifications of public officials, corporate agents and officers of the Company, and such other certifications with respect to the accuracy of material factual matters contained therein which were not independently established.

         Based on the foregoing, I am of the opinion that such Shares issuable pursuant to the Agreement and 2001 Plan, if and when such Shares are issued, will be validly issued, fully paid and nonassessable upon issuance, assuming the Company maintains an adequate number of authorized but unissued shares of common stock available for such issuance.

         I consent to the use of this opinion as an exhibit to the Registration Statement.

                                         Very truly yours,

                                         /s/ Ronald A. Woessner
                                         --------------------------------------
                                         Ronald A. Woessner
                                         Senior Vice President, General Counsel
                                         and Secretary for Zix Corporation